                                 AMENDMENT NO. 3
                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated October 7, 1996 and amended on November 11, 1997 and August 13, 2001, by and among AIM Variable Insurance Funds, a Delaware Trust, A I M Distributors, Inc., a Delaware Corporation and IDS Life Insurance Company, a Minnesota life insurance company, is hereby amended as follows:

     SECTION 18. CONFIDENTIALITY, of the Agreement is hereby deleted in its entirety and replaced with the following:

                           SECTION 18. CONFIDENTIALITY

          (a) "IDS Life Confidential Information" includes but is not limited to all proprietary and confidential information of the IDS Life Insurance Company and its subsidiaries, affiliates and licensees (collectively the "IDS Life Protected Parties" for purposes of this Section 18), including without limitation all information regarding the customers of the IDS Life Protected Parties; the numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived therefrom. IDS Life Confidential Information shall not include information which is (a) in or becomes part of the public domain, except when such information is in the public domain due to disclosure by AVIF in violation of this Agreement, (b) demonstrably known to AVIF prior to execution of this Agreement, (c) independently developed by AVIF in the ordinary course of business outside of this Agreement, or (d) rightfully and lawfully obtained by AVIF from any third party other than IDS Life.

          (b) AVIF and AIM agree that the identities of the customers of IDS Life Protected Parties, information maintained regarding such customers, all computer programs and procedures or other information developed or used by IDS Life Protected Parties or any of their employees or agents in connection with IDS Life's performance of its duties under this Agreement are the valuable property of IDS Life Protected Parties.

          (c) Neither AIM nor AVIF may use or disclose IDS Life Confidential Information for any purpose other than to carry out the purpose for which IDS Life Confidential Information was provided to AIM or AVIF as set forth in the Agreement or as required by law or judicial process; and AIM and AVIF agree to cause all their employees, agents and representatives, or any other party to whom AIM or AVIF may provide access to or disclose IDS Life Confidential Information to limit the use and disclosure of IDS Life Confidential Information to that purpose.

          (d) "AVIF Confidential Information" includes but is not limited to all proprietary and confidential information of the AVIF Company and its subsidiaries, affiliates and licensees (collectively the "AVIF Protected Parties" for purposes of this Section 18), including without limitation all information regarding the customers of the Protected Parties; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived therefrom. AVIF Confidential Information shall not include information which is (a) in or becomes part of the public domain, except when such information is in the public domain due to disclosure by IDS Life in violation of this Agreement, (b) demonstrably known to IDS Life prior to execution of this Agreement, (c) independently developed by IDS Life in the ordinary course of business outside of this Agreement, or (d) rightfully and lawfully obtained by IDS Life from any third party other than AVIF.

          (e) IDS Life agrees that the identities of the customers of AVIF, information maintained regarding such customers, all computer programs and procedures or other information developed or used by AVIF Protected Parties or any of their employees or agents in connection with AVIF's performance of its duties under this Agreement are the valuable property of AVIF Protected Parties.

          (f) IDS Life may not use or disclose AVIF Confidential Information for any purpose other than to carry out the purpose for which AVIF Confidential Information was provided to IDS Life as set forth in the Agreement or as required by law or judicial process; and IDS Life agrees to cause all its employees, agents and representatives, or any other party to whom IDS Life may provide


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     access to or disclose AVIF Confidential Information to limit the use and disclosure of AVIF Confidential Information to that purpose.

          (g) Each party agrees to implement appropriate measures designed to ensure the security and confidentiality of such confidential information, to protect such confidential information against any anticipated threats or hazards to the security or integrity of such confidential information, and to protect against unauthorized access to, or use of, such confidential information that could result in substantial harm or inconvenience to any party's customer; each party further agrees to cause all their agents, representatives or subcontractors of, or any other party to whom such party may provide access to or disclose such confidential information to implement appropriate measures designed to meet the objectives set forth in this Section 18.

          (h) Each party acknowledges that any breach of the agreements in this
     Section 18 may result in immediate and irreparable harm for which there may be no adequate remedy at law and agree that in the event of such a breach, the other parties may be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate. This Section 18 shall survive termination of this Agreement.

     SCHEDULE A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

       FUNDS AVAILABLE UNDER           SEPARATE ACCOUNTS UTILIZING SOME OR              CONTRACTS FUNDED BY THE
           THE CONTRACTS                         ALL OF THE FUNDS                          SEPARATE ACCOUNTS
       ---------------------           -----------------------------------              -----------------------
         (Series I shares)

AIM V.I. Capital Appreciation Fund   IDS Life Variable Account 10              -    Flexible Premium Deferred Variable
AIM V.I. Capital Development Fund    IDS Life Variable Life Separate Account        Annuity Contact Form Nos. 31030,
AIM V.I. Growth and Income Fund                                                     31031, and 31032-IRA, 31043, 31044,
                                                                                    31045-IRA, 31046, 31047, 31048-IRA
                                                                                    and state variations thereof

                                                                               -    Flexible Premium Variable Life
                                                                                    Insurance Policy Form Nos. 30060 and
                                                                                    30061 and state variations thereof

                                                                               -    Flexible Premium Survivorship
                                                                                    Variable Life Insurance Policy Form
                                                                                    Nos. 30090 and 30090C and state
                                                                                    variations thereof

         (Series II shares)

AIM V.I. Capital Appreciation Fund   IDS Life Variable Account 10              -    Flexible Premium Deferred Variable
                                     IDS Life Variable Life Separate Account        Annuity Contract Form Nos. 31030,
                                                                                    31031, 31032-IRA, 31043, 31044,
                                                                                    31045-IRA, 31046, 31047, 31048-IRA
                                                                                    and state variations thereof

AIM V.I. Capital Development Fund                                              -    Flexible Premium Variable Life
                                                                                    Insurance Policy Form No. 132019 and
                                                                                    state variations thereof

       All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Nancy L. Martin             By: /s/ Carol F. Relihan
        -----------------------------       ------------------------------------
Name: Nancy L. Martin                   Name: Carol F. Relihan
Title: Assistant Secretary              Title: Senior Vice President


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

                                        A I M DISTRIBUTORS, INC.


Attest: /s/ Nancy L. Martin             By: /s/ Michael J. Cemo
        -----------------------------       ------------------------------------
Name: Nancy L. Martin                   Name: Michael J. Cemo
Title: Assistant Secretary              Title: President


                                        IDS LIFE INSURANCE COMPANY


Attest: /s/ Mary Ellyn Minenko          By: /s/ Gumer C. Alvero
        -----------------------------       ------------------------------------
Name: Mary Ellyn Minenko                Name: Gumer C. Alvero
Title: Assistant Secretary              Title: Vice President, Annuities


                                        AMERICAN EXPRESS FINANCIAL ADVISORS,
                                        INC.


Attest: /s/ C. Nikol Davies             By: /s/ Gumer C. Alvero
        -----------------------------       ------------------------------------
Name: C. Nikol Davies                   Name: Gumer C. Alvero
Title: Assistant Secretary              Title: Vice President, Annuities


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